Calculation of Filing Fee Tables
S-8
AVISTA CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	1,580,000	$ 41.14	$ 65,001,200.00	0.0001381	$ 8,976.67
Total Offering Amounts:						$ 65,001,200.00		$ 8,976.67
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,976.67
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of Common Stock as reported on the New York Stock Exchange on April 24, 2026, which date is within five business days prior to filing this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources